UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2008

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

On September 28, 2007, NutraCea entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Vital Living, Inc. (“Vital Living”). On October 21, 2008, NutraCea terminated the Purchase Agreement. NutraCea’s obligation to complete the transactions contemplated by the Purchase Agreement was subject to Vital Living’s shareholders approving such transactions. Vital Living has not held a shareholder meeting to obtain this approval. Pursuant to the terms of the Purchase Agreement, NutraCea had the right to terminate the Purchase Agreement. No termination fee is payable by NutraCea as a result of its termination of the Purchase Agreement.

A description of the Purchase Agreement and the transactions contemplated therein is set forth in NutraCea’s Current Report on Form 8-K filed on October 4, 2007, which is incorporated herein by reference.

Item 8.01.   Other Events

Lawsuit against Vital Living

On September 3, 2008, NutraCea filed a complaint against Vital Living in Superior Court of Arizona, Maricopa County (CV2008-021291) alleging that Vital Living has breached its obligations to NutraCea under the Vital Living promissory notes held by NutraCea (the “Notes”) and the security agreement relating to the Notes. NutraCea seeks, among other things, immediate payment of all outstanding amounts under the Notes and a judgment foreclosing NutraCea’s security interest in Vital Living’s assets that secure the Notes.

Background

As previously disclosed in NutraCea’s filings with the Securities and Exchange Commission, in April 2007 NutraCea acquired the Notes, which have aggregate principal amounts of $4,226,000. Vital Living’s obligations under the Notes are secured by a security interest in substantially all of the assets of Vital Living (the “Collateral”), and the principal and accrued and unpaid interest on the Notes become due and payable on December 15, 2008. Under the terms of the Notes and the security agreement relating to the Notes, upon the occurrence of an event of default, NutraCea may declare all outstanding amounts under the Notes immediately due and payable and may require that Vital Living assemble and make available to NutraCea the Collateral.

As previously disclosed on NutraCea’s Quarterly Report on Form 10-Q filed on August 11, 2008, NutraCea delivered a notice of default to Vital Living declaring that an event of default has occurred under the Notes and demanding that Vital Living immediately pay to NutraCea all outstanding amounts under the Notes and assemble and make available to NutraCea the Collateral. NutraCea declared an event of default based upon Vital Living’s written admission to NutraCea that it is unlikely to be able to meet its obligations under the Notes and, among other things, Vital Living’s low levels of cash and cash equivalents.

As of the date of this Current Report on Form 8-K, Vital Living has not paid to NutraCea the outstanding amounts under the Notes and has not assembled and made available the Collateral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: October 21, 2008	By:	/s/ Bradley Edson Bradley Edson
Chief Executive Officer
(Duly Authorized Officer)